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Investor Presentation
Investor Presentation
February, 2010
February, 2010
Steven R. Gardner
Steven R. Gardner
President & CEO
President & CEO

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The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ from those projected in the forward-
looking statements. These forward-looking statements involve risks and uncertainties.
These include, but are not limited to, the following risks: changes in the performance of the financial markets; changes in the demand for and market acceptance of the
Company's products and services; changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing; the effect of the Company's policies; the continued availability of adequate funding sources; and various legal, regulatory and litigation risks; as well as additional risks factors discussed in the reports filed by the
Company with the SEC, which are available on its website at www.sec.gov.  Except as required by law, the Company undertakes no obligation to update any information.

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 • In 1983, Pacific Premier Bank (the “Bank”)
 was founded and later expanded into
 subprime lending
 • By 1999, growing losses prompted the Bank
 to refocus its strategy
 • In 2000, the current management team
 took over and developed a three phase
 strategic plan to transform the Bank from
 a nationwide subprime lender into a
 traditional Community Bank
 Phase 1 - Recapitalize Pacific Premier
 • Issued $12 million note and warrants
 • Lowered the risk profile of the Bank
 Phase 2 - Return to Profitability
 • Grew the balance sheet
 • Raised $27 million via secondary offering
 • Retired $12 million note
 • Sustained profitability
 Phase 3 - Transition into Commercial Bank
 • Recruit experienced bankers
 • Expand market footprint
 • Offer new products and services
 • Diversify loan and deposit portfolios

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1 Branch in San
Bernardino
County
5 Branches in
Orange County
Headquarters:	Costa Mesa, California
Total Assets:	$807.3 million
Net Loans:	$566.6 million
Total Deposits:	$618.7 million
Regional Focus:	Southern California
Business Focus:	Small and middle market businesses
Branches:	6 locations
As of December 31, 2009
PPBI Branch

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	At or For the Year Ended December 31,
dollars in thousands, except per share data
Balance Sheet	2009	2008	2007	2006
Total assets	$ 807,323	$ 739,956	$ 763,420	$ 730,874
Total loans	566,584	629,019	627,461	608,642
Total deposits	618,734	457,128	386,735	339,449
Total borrowings	101,810	220,210	308,275	326,801
Fully diluted book value per share*	$6.75	$9.60	$9.69	$9.16

Statement of Operations
Net interest income	23,185	21,118	18,266	17,125
Provision for loan losses	7,735	2,241	1,651	531
Net income (loss)	(460)	708	3,619	7,428

Bank Capital Ratios
Tier 1 Leverage	9.72%	8.71%	8.81%	8.38%
Tier 1 Risk Based	13.30%	10.71%	10.68%	10.94%
Total Risk Based	14.56%	11.68%	11.44%	11.55%

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• Core deposit growth through small and middle market
 business focus
• Relationship banking via high service levels
• Offensive capital raise - expansion opportunities
Develop the Bank into one of Southern California’s
top performing commercial banks.

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Texas ratio defined as NPAs / tangible equity plus loan loss reserves; Circle radius represents 100 miles
SoCal Stressed Institutions
Possible failures as of December 31, 2009 within 100 miles of Costa Mesa, California
	Texas Ratio	# of Institutions
Near term	100% +	5
Longer term	50% to 100%	11
Possible near and longer term failures
Texas Ratio > 100%
Texas Ratio b/t 50-100%
dollars in billions
Total Assets………………………………….
7.5
$

Total Deposits……………………………..
6.5

Total Core Deposits………………………
4.7

Total Loans……………………………. . . .
6.2

Total Branches……………………………..
92

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At December 31, 2009
(dollars in millions)

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As of December 31, 2009

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• Overall Underwriting Philosophy:
 • CRE, C&I - business/property and global cash flow
• CRE Loans:
 • Multifamily
 • Commercial
 • No construction, no L&D, no condo conversion, no int. reserves, no repositioning, no covenant lite, no low doc
 • Personal guarantees, cross collateral, cross guarantees
• Portfolio Management
• Collections

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	Average Loan Size	Seasoning (months)	LTV	DCR
Multifamily RE	$ 1,053,000	52	67%	1.20
CRE Investor	$ 1,216,000	45	56%	1.42
CRE Owner	$ 972,000	47	54%	----
C & I	$ 3399,000	26	----	----
SBA	$ 111,000	30	----	----
At December 31, 2009

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	12/31/07	12/31/08	12/31/09
Balance	$341.3	$287.6	$279.1
Avg. Bal	$1.087	$1.053	$1.053
DCR	1.17	1.47	1.20
LTV	65	65	67
Rate	6.77%	6.30%	6.20%

County	Bal	LTV	DCR
Los Angeles	$195.4	66%	1.24
Orange	$19.5	62%	1.26
Riv./San Bern.	$24.8	78%	0.84
San Diego	$23.6	68%	1.25
Other	$15.8	69%	1.23
Total	$279.1	67%	1.20
At December 31, 2009

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	12/31/07	12/31/08	12/31/09
Balance	$142.1	$163.4	$149.6
Avg. Bal	$1.184	$1.202	$1.216
DCR	1.34	1.54	1.42
LTV	62	57	59
Rate	7.25%	7.04%	6.84%
Type	Bal	LTV	DCR
Office	$43.4	59%	1.44
Retail	$46.4	55%	1.41
Industrial	$25.3	64%	1.32
Other	$34.5	58%	1.50
Total	$149.6	59%	1.42
At December 31, 2009

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Peers consist of California commercial banks between $500 million and $1 billion, as of the end of the period covered.
Source: FDIC

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Peers consist of California commercial banks between $500 million and $1 billion, as of the end of the period covered.
Source: FDIC

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Book Value at December 31, 2009

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• Bank transition gaining momentum
• Outperform peers due to: Credit Culture
• Target rich environment for acquisitions
• Undervalued stock relative to peers

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Questions?
Questions?